                                                                   EXHIBIT 10(m)


                        SEPARATION AGREEMENT AND RELEASE

     THIS SEPARATION AGREEMENT AND RELEASE ("Separation Agreement") is made and entered into this 16th day of November, 2005 by and between LESCO, Inc., an Ohio Corporation ("Lesco") and MICHAEL P. DIMINO ("Executive").

     WHEREAS, Lesco and Executive entered into an Employment Agreement dated February 23, 2004 pursuant to which Executive became an employee of Lesco; and

     WHEREAS, Lesco and Executive subsequently amended said Employment Agreement by the Amendment dated October 20, 2005 pursuant to which Executive voluntarily resigned his employment with Lesco, said resignation to be treated as a termination without Cause under the Employment Agreement (the Employment Agreement and the Amendment hereafter collectively referred to as the "Employment Agreement, as amended"); and

     WHEREAS, Lesco and Executive now desire to set forth the specific terms of said termination without Cause and to otherwise conclude Executive's employment on an amicable and mutually agreeable basis.

     NOW THEREFORE, the parties to this Separation Agreement, in consideration of the mutual premises contained herein and other good and valuable consideration, agree as follows:

     1. Resignation. Executive's last day of employment was October 20, 2005 and said date (hereinafter referred to as "Resignation Date") shall be the effective date of Executive's resignation as an employee of Lesco.

     2. Base Salary and Annual Bonus. In accordance with the Employment Agreement, as amended, and its terms governing termination without Cause, Lesco shall pay Executive the following amounts and in the following manner:

          (a) On May 1, 2006, Lesco shall pay Executive a lump sum of $250,000.00. Thereafter, beginning June 1, 2006, Lesco shall pay Executive, on a monthly basis, six (6) equal payments of $41,666.67, said monthly payments totaling $250,000.00. The total of said lump sum payment and monthly payments shall be $500,000.00 representing one (1) year of Executive's Base Salary as of the Resignation Date.

          (b) On May 1, 2006, Lesco shall pay Executive a lump sum of $150,000.00. Thereafter, beginning June 1, 2006, Lesco shall pay Executive, on a monthly basis, six equal payments of $25,000.00, said monthly payments totaling $150,000.00. The total of said lump sum payment and monthly payments shall be $300,000.00 representing Executive's Annual Bonus Target as of the Resignation Date.

     3. Health Insurance. For one year following with the Resignation Date, Lesco shall continue health insurance benefits for the Executive and his eligible dependents at no additional cost to the Executive other than that which was in effect as of the Resignation Date. Thereafter, Executive shall be eligible to continue said health insurance benefits for himself and his eligible dependents in accordance with COBRA. To cover Executive's portion of the costs for these benefits from October 22, 2005 through November 30, 2005, the following sum must be paid by Executive:

Medical:       $261.34
Dental:        $ 50.43
Vision:        $ 18.00
Medical FSA:   $275.53   Total: $605.30

Beginning December 1, 2005, Executive's monthly payment will be as follows:

Medical:       $197.60
Dental:        $ 38.13
Vision:        $ 13.61
Medical FSA:   $208.33   Total: $457.67

Checks should be made payable to LESCO sent to the attention of Siobhan Arnould by the first of the month for coverage for such month.


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     4. Vacation. Lesco already has paid Executive for all earned but unused vacation days as of the Resignation Date, and nothing further is due and owing to Executive.

     5. Outplacement. Lesco shall pay the cost of executive level outplacement services by an outplacement firm selected by Executive, consistent with Section 6(f)(D) of the Employment Agreement.

     6. Options and Stock Awards. Lesco shall cooperate with and assist Executive in his exercise of stock options and other Lesco stock ownership matters awarded to him under the Employment Agreement as amended, consistent with Section 6(f)(D) of the Employment Agreement as amended.

     7. Indemnification. Notwithstanding the provisions of Section 8 of this Separation Agreement, Section 7 of the Employment Agreement as amended shall remain in effect in accordance with its terms.

     8. Release. Except for claims alleging breach of this Separation Agreement, Executive does hereby release and forever discharge Lesco, including its parent companies, divisions, subsidiaries, affiliates, predecessors, successors, assigns, directors, officers, employees and agents and each of them (the "Released Parties") from any and all claims, demands, actions, causes of action or suits at law or in equity of whatsoever kind or nature which Executive, his heirs or his personal representatives may now or hereafter assert against the Released Parties and each of them growing out of or resulting from Executive's employment by Lesco, the termination of his employment from Lesco, and the circumstances surrounding his termination, arising from the beginning of time up to and including the date Executive signs this Separation Agreement including, but not limited to, claims arising under any federal, state or local statute, ordinance or regulation dealing in any respect with employment and discrimination in


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

employment, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e, et seq., the Age Discrimination In Employment Act, as amended, 29 U.S.C. Section 621, et seq., the Americans With Disabilities Act, 42 U.S.C. Section 12111, et seq. claims for compensation, vacation pay or benefits beyond that provided herein, and in addition thereto, from any claims demands or actions brought on the basis of any contract, express or implied, including the Employment Agreement as amended, or tort or on the basis of alleged wrongful discharge under the common law of any state.

     Executive further covenants and agrees never to institute any suit, complaint, proceeding or action at law, in equity or otherwise, in any court of the United States or any State thereof of either the United States or any state, county or municipality thereof or before any tribunal, public or private, against the Released Parties, or in any way voluntarily aid in the institution or prosecution of any claim of any sort seeking any kind of relief, in any way arising from or relating to Executive's employment with Lesco and the termination of his employment.

     It is the intention of Executive in executing this Release that it shall be an effective bar to each and every claim, demand and cause hereinabove described.

     9. Notwithstanding any other provision of this Agreement to the contrary, the parties agree expressly that the terms and obligations of Section 8 of the Employment Agreement shall continue in full force and effect as if rewritten herein in their entirety.

     10. Non-Admissions. Executive and Lesco acknowledge and agree that the considerations exchanged herein are not pursuant to any existing Lesco policy and do not constitute an admission of liability, wrongdoing, or guilt on the part of either party, but merely result from the desire of the parties of expeditiously terminate the employment relationship and resolve any possible disputed issues of law or fact.


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

     11. Severability. Each of the terms and provisions of this Separation Agreement is to be deemed severable in whole or in part and, if any term or provision or the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

     12. Controlling Law and Jurisdiction. This Separation Agreement shall be governed by and interpreted and construed according to the laws of the State of Ohio.

     13. Effectiveness and Revocation. Executive acknowledges that he has been given the opportunity to consider this Separation Agreement for twenty-one (21) days and has consulted with legal counsel of his choosing before signing it. Executive understands that he shall have seven (7) days from the date on which he executes this Separation Agreement (as indicated by the date below his signature) to revoke his signature and agreement to be bound hereby by providing written notice of revocation to Lesco, addressed to Maureen Thompson, within such seven (7) day period. Executive further understands and acknowledges that this Separation Agreement shall become effective, if not sooner revoked, on the eighth day after the execution hereof by Executive (the "Effective Date").


/s/ Michael P. DiMino                   /s/ Jeffrey L. Rutherford
-------------------------------------   ----------------------------------------
MICHAEL P. DIMINO                       LESCO, INC.

11/14/05                                11/16/05
DATE                                    DATE

SOLICITORS, 31168, 00040, 101113470.3, Dimino Separation Agreement-DUP 11-11-05


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